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                                                                    EXHIBIT 23.3

                CONSENT OF ARTHUR ANDERSEN, INDEPENDENT AUDITORS



As independent auditors, we consent to the incorporation by reference in the Registration Statement of JDS Uniphase Corporation on Form S-4 of our report dated 6 April 2000 with respect to the consolidated financial statements of SDL Queensgate Limited as of 31 March 1999 and for each of the two years in the period ended 31 March 1999, included in the Current Report (Form 8-K/A) of SDL Inc. and filed 22 May 2000 and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN
--------------------
Arthur Andersen, Chartered Accountants

Reading, England
February 9, 2001